UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 30, 2009

POLO RALPH LAUREN CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
001-13057	13-2622036
(Commission File Number)	(I.R.S. Employer Identification No.)

650 MADISON AVENUE NEW YORK, NEW YORK	10022
(Address of principal executive offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 30, 2009, Hubert Joly, president and chief executive officer of the Carlson Companies, Inc. (“Carlson”), became a member of the Board of Directors of Polo Ralph Lauren Corporation (the “Company”). In accordance with the Company’s Amended and Restated Certificate of Incorporation, Mr. Joly was elected to the Board of Directors by the directors who were previously elected by the holders of the Company’s Class B Common Stock, par value $0.01, at the last annual meeting of stockholders of the Company. With the addition of Mr. Joly, the Board of Directors of the Company now consists of eleven members.

Mr. Joly has served as the President and Chief Executive Officer of Carlson, a hospitality and marketing company, since March 2008. Mr. Joly also serves as a member of Carlson’s board of directors. Mr. Joly joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. Prior to joining Carlson Wagonlit Travel, Mr. Joly served as Executive Vice President, American Assets at Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. Mr. Joly also serves on the boards of the Minneapolis Institute of Arts, the Minnesota Business Partnership and the World Travel and Tourism Council.

Upon joining the Company’s Board of Directors, Mr. Joly will receive an initial grant of options to purchase 7,500 shares of the Company’s Class A Common Stock under an option agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLO RALPH LAUREN CORPORATION

Date:	July 1, 2009	By:	/s/ Tracey T. Travis
			Name:	Tracey T. Travis
			Title:	Senior Vice President and Chief Financial Officer